EXHIBIT 32.1

Section 906 Certification

In connection with the report on Form 10-Q of NCI, Inc. (the “Company”) for the fiscal quarter ended March 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Chairman of the Board and Chief Executive Officer of the Company certifies, to the best of his knowledge and belief pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 4, 2007	/s/ CHARLES K. NARANG
Charles K. Narang Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

A signed original of the written statement required by Section 906 has been provided to NCI, Inc. and will be retained by NCI, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.